Exhibit 99.1

Pier 1 Imports, Inc. to Present at the Oppenheimer 11th Annual Consumer Conference

FORT WORTH, Texas--(BUSINESS WIRE)--June 22, 2011--Pier 1 Imports, Inc. (NYSE:PIR) today announced that it is participating in the Oppenheimer 11th Annual Consumer Conference being held June 28th – 29th at the Four Seasons Hotel in Boston. Cary Turner, Executive Vice President and Chief Financial Officer, will make a presentation on Wednesday, June 29th during which he will provide a general update on the Company’s business.

Pier 1 Imports, Inc. is the original global importer of imported decorative home furnishings and gifts. Information about the Company is available on www.pier1.com.

CONTACT:
Pier 1 Imports, Inc.
Cary Turner, 817-252-8400